  Exhibit 32

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report on Form 10-Q of Dectron Internationale (the "Company") for the quarterly period ending April 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Ness Lakdawala, as President and Chief Executive Officer of the Company and Glenn La Rusic, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange

            Act of 1934; and

(2)

The information contained in the Report fairly represents, in all material respects, the financial condition and results of the operations of the Company.

By:

__/s/ Ness Lakdawala ____________________

Name:

Ness Lakdawala

Title:

Chief Executive Officer and President

Date: June 14, 2006

By:

____/s/ Glenn La Rusic___________________

Name:

Glenn La Rusic

Title:

Chief Financial Officer

Date: June 14, 2006

This certification accompanies the Report pursuant to section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of section 18 of the Securities Exchange Act of 1934, as amended.